Exhibit 99.1

Contacts:
Dan Mahoney	Jamie Bernard, IRC
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2020

Broad-based Contributions Across Services Drive 19.2% Revenue

Growth Year Over Year

BOSTON, April 30, 2020 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended March 28, 2020.

Key First-Quarter Fiscal 2020 Highlights

•	Revenue grew 19.2% year over year to $126.2 million.

•	Utilization was 71%, while quarter-end headcount increased 16.3% year over year.

•	Net income, earnings per diluted share, and non-GAAP EBITDA for the first quarter of fiscal 2020 were positively impacted by a foreign currency gain of approximately $1.4 million related to net gains on foreign denominated transactions and the revaluation of working capital balances, compared with a foreign currency loss of approximately $0.7 million for the first quarter of fiscal 2019.

•	Net income increased 38.6% year over year to $6.5 million, or 5.1% of revenue, compared with $4.7 million, or 4.4% of revenue, in the first quarter of fiscal 2019; non-GAAP net income increased 50.5% year over year to $6.8 million, or 5.4% of revenue, compared with $4.5 million, or 4.3% of revenue, in the first quarter of fiscal 2019.

•	Earnings per diluted share increased 42.9% year over year to $0.80; non-GAAP earnings per diluted share increased 55.6% year over year to $0.84.

•	Non-GAAP EBITDA increased 51.5% to $12.9 million, or 10.2% of revenue, compared with $8.5 million, or 8.0% of revenue, in the first quarter of fiscal 2019.

•	On a constant currency basis relative to the first quarter of fiscal 2019, revenue would have been higher by $0.3 million, while GAAP and non-GAAP net income, earnings per diluted share and EBITDA would have been higher by $0.1 million, $0.02 per diluted share, $0.2 million, respectively.

•	CRA returned $5.6 million of capital to its shareholders, consisting of $1.8 million of dividend payments and $3.8 million for share repurchases of approximately 83,000 shares.

Management Commentary

“Our first priority is the health and well-being of our people and providing them with a foundation of stability and safety during this unprecedented time,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Beginning on March 16, we asked our colleagues to work from home wherever possible, with access to networks and infrastructure with the same power, capacity, and security as they had available at their desks within our offices. This has enabled us to serve our clients while practicing appropriate social distancing.

“Looking at our first quarter financial results, CRA reported the highest quarterly revenue in our history, increasing 19.2% year over year to $126.2 million. Fueling this strong performance was year-over-year headcount growth of 16.3% across our practices and geographies. We achieved double-digit revenue growth in our Energy, Finance, Forensic Services, Labor & Employment, and Life Sciences practices, with meaningful contributions from our new Risk, Investigations & Analytics practice. Geographically, we grew revenue 21.4% in North America and 10.7% in Europe year over year.”

Outlook and Financial Guidance

“As our first quarter results demonstrate, our portfolio of services is highly valued by our clients. On a constant currency basis, we grew revenue by 19.5% to $126.5 million and achieved non-GAAP EBITDA margin of 10.3%. Although we are pleased with our performance in the first quarter, we recognize the challenges and uncertainties that accompany the COVID-19 pandemic. Given the evolving nature of the current health crisis, at this time CRA cannot forecast with reasonable accuracy the full duration, magnitude, and pace of the economic impact on our business and across our end markets. Thus, we are withdrawing our previously issued guidance for fiscal 2020. We remain confident that the same factors that have driven our success in recent years will continue to drive our performance in the months and years ahead,” Maleh concluded.

Quarterly Dividend

On April 30, 2020, CRA’s Board of Directors announced a quarterly cash dividend of $0.23 per common share, payable on June 12, 2020 to shareholders of record as of May 26, 2020. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2020 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for the first quarter of each of fiscal 2020 and fiscal 2019, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, this release also presents the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, the impact of the COVID-19 pandemic, our ability to effectively provide our services remotely, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the extent and duration of the impact of the COVID-19 pandemic on our operations and results, including the effects on the financial health of our clients, and the impact of the imposition of public health measures and travel, health-related, business and other restrictions; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors” (all of which risks may be amplified by the COVID-19 pandemic). The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS ENDED

MARCH 28, 2020 COMPARED TO MARCH 30, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Revenues	$126,158	100.0%	$105,849	100.0%
Cost of services (exclusive of depreciation and amortization)	90,997	72.1%	73,635	69.6%
Selling, general and administrative expenses	24,123	19.1%	22,743	21.5%
Depreciation and amortization	2,943	2.3%	2,616	2.5%
Income from operations	8,095	6.4%	6,855	6.5%

Interest expense, net	(362)	-0.3%	(11)	0.0%
Foreign currency gains (losses), net	1,422	1.1%	(744)	-0.7%
Income before provision for income taxes	9,155	7.3%	6,100	5.8%
Provision for income taxes	2,687	2.1%	1,435	1.4%
Net income	$6,468	5.1%	$4,665	4.4%

Net income per share:
Basic	$0.83		$0.58
Diluted	$0.80		$0.56

Weighted average number of shares outstanding:
Basic	7,805		8,015
Diluted	8,037		8,346

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS ENDED

MARCH 28, 2020 COMPARED TO MARCH 30, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Revenues	$126,158	100.0%	$105,849	100.0%

Net income	$6,468	5.1%	$4,665	4.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	430	0.3%	(217)	-0.2%
Tax effect on adjustments	(117)	-0.1%	58	0.1%
Non-GAAP net income	$6,781	5.4%	$4,506	4.3%

Non-GAAP net income per share:
Basic	$0.87		$0.56
Diluted	$0.84		$0.54

Weighted average number of shares outstanding:
Basic	7,805		8,015
Diluted	8,037		8,346

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS ENDED

MARCH 28, 2020 COMPARED TO MARCH 30, 2019

(IN THOUSANDS)

	Fiscal Quarter Ended
	March 28, 2020	As a % of Revenue	March 30, 2019	As a % of Revenue
Revenues	$126,158	100.0%	$105,849	100.0%

Net income	$6,468	5.1%	$4,665	4.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	430	0.3%	(217)	-0.2%
Tax effect on adjustments	(117)	-0.1%	58	0.1%
Non-GAAP net income	$6,781	5.4%	$4,506	4.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	362	0.3%	11	0.0%
Provision for income taxes	2,804	2.2%	1,377	1.3%
Depreciation and amortization	2,943	2.3%	2,616	2.5%
Non-GAAP EBITDA	$12,890	10.2%	$8,510	8.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 28,	December 28,
	2020	2019
Assets
Cash and cash equivalents	$15,818	$25,639
Accounts receivable and unbilled services, net	149,263	144,410
Other current assets	26,358	14,028
Total current assets	191,439	184,077

Property and equipment, net	66,626	61,295
Goodwill and intangible assets, net	93,960	94,980
Right-of-use assets	125,688	130,173
Other assets	72,495	62,718
Total assets	$550,208	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$23,668	$26,069
Accrued expenses	77,714	121,301
Current portion of lease liabilities	12,432	12,847
Revolving line of credit	70,000	-
Other current liabilities	7,509	11,193
Total current liabilities	191,323	171,410
Non-current portion of lease liabilities	144,079	146,551
Other non-current liabilities	18,446	17,531
Total liabilities	353,848	335,492

Total shareholders’ equity	196,360	197,751
Total liabilities and shareholders’ equity	$550,208	$533,243

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal Quarter Ended
	March 28,	March 30,
	2020	2019
Operating activities:
Net income	$6,468	$4,665
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	6,314	5,840
Accounts receivable and unbilled services	(6,829)	(2,924)
Working capital items, net	(71,328)	(64,148)
Net cash used in operating activities	(65,375)	(56,567)

Investing activities:
Purchases of property and equipment	(7,949)	(774)
Net cash used in investing activities	(7,949)	(774)

Financing activities:
Issuance of common stock, principally stock option exercises	151	1,526
Borrowings under revolving line of credit	70,000	39,000
Tax withholding payments reimbursed by shares	(390)	(388)
Cash paid on dividend equivalents	(40)	(35)
Cash dividend paid to shareholders	(1,796)	(1,616)
Repurchases of common stock	(3,810)	(4,349)
Net cash provided by financing activities	64,115	34,138

Effect of foreign exchange rates on cash and cash equivalents	(612)	133

Net decrease in cash and cash equivalents	(9,821)	(23,070)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$15,818	$14,958

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$370	$1,906
Asset retirement obligations	$155	$-
Right-of-use assets obtained in exchange for lease obligations	$-	$713
Right-of-use assets related to the adoption of ASC 842	$-	$82,329
Lease liabilities related to the adoption of ASC 842	$-	$106,765
Supplemental cash flow information:

Cash paid for taxes	$695	$298
Cash paid for interest	$245	$59
Cash paid for amounts included in operating lease liabilities	$5,039	$4,627